UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2017

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On December 5, 2017, Toll Brothers, Inc. (the "Company") issued a press release which contained Toll Brothers, Inc.’s results of operations for its twelve-month and three-month periods ended October 31, 2017, a copy of which release is attached hereto as Exhibit 99.1 to this report. The press release attached and released to the public on December 5, 2017 contains a typographical error on page 5. The press release stated "The Company expects its full FY 2018 Adjusted Gross Margin to be between 23.75% and 24.75% of revenues. FY 2018 first quarter Adjusted Gross Margin is projected to be approximately 23.3%." The range of rates given for FY2018 Adjusted Gross Margin should have read "23.75% and 24.25%." The range of rates presented on page 2 and 3 are correct. The Company has posted the press release with the corrected percentage on its website.
The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

99.1*	Press release of Toll Brothers, Inc. dated December 5, 2017 announcing its financial results for the twelve-month and three-month periods ended October 31, 2017.

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	December 5, 2017	By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President, Chief Accounting Officer

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